EXHIBIT (10)S

2008 NAMED EXECUTIVE OFFICER

SUMMARY OF BASE SALARY, BONUS AWARD OPPORTUNITIES,

AND EXECUTIVE BENEFITS AND PERQUISITES

Base Salary

The table below sets forth the base salaries established for the 2008 fiscal year for the Company’s Principal Executive Officer and Principal Financial Officer and the next three most-highly compensated executive officers who were serving in those capacities at December 31, 2007 (the “NEOs”).

Name and Principal Position	Amount
Douglas M. Baker, Jr. Chairman of the Board, President and Chief Executive Officer	$1,000,000
Steven L. Fritze Chief Financial Officer	$475,000
James A. Miller President Institutional North America Sector	$425,000
Thomas W. Handley President Industrial and Services North America Sector	$400,000
Lawrence T. Bell General Counsel and Secretary	$375,000

Bonus Award Opportunities

The Company maintains annual cash incentive programs for executives referred to as the Management Incentive Plan or MIP and Management Performance Incentive Plan or MPIP.  The Company’s stockholders approved the current version of the MPIP in 2004, an annual incentive plan under which awards should qualify as performance based under Internal Revenue Code Section 162(m).  On February 20, 2008, as required under the terms of the MPIP, the Compensation Committee of the Board (“Committee”) selected each of the NEOs to participate in the MPIP for 2008 and established the 2008 performance goal based upon the performance criteria of diluted earnings per share (“EPS”), and EPS performance target of a designated earnings per share, and a cash award of 300% of the base salary of each such officer for 2008 to the extent the goal is achieved.  The award is subject to and interpreted in accordance with the terms and conditions of the MPIP and no amount will be paid under the MPIP unless and until the Committee has determined the extent to which the performance goal has been met and the corresponding amount of the award earned by the participant.  The MPIP permits the Committee to exercise downward discretion so as to pay an amount which is less than the amount of the award earned by the participant.  In applying this downward discretion, the Committee considers underlying operable metrics communicated to the participant, which are noted in the table below.  Although the chart below indicates a threshold payment, a named executive officer may receive no payment as determined by results and approved by the Committee.

Name	Target Award Opportunity (% of base salary)	Potential Award Payouts at Different Levels of Performance (% of Target Award)			Performance Measure Mix
		Threshold	Target	Max	EPS	Business Unit	Individual
Douglas M. Baker, Jr.	110%	40%	100%	200%	100%	0%	0%
Steven L. Fritze	70%	40%	100%	200%	70%	0%	30%
James A. Miller	70%	40%	100%	200%	30%	70%	0%
Lawrence T. Bell	60%	40%	100%	200%	70%	0%	30%
Thomas W. Handley	70%	40%	100%	200%	30%	70%	0%

Executive Benefits and Perquisites

The following table sets forth the executive benefits and perquisites made available by the Company to the NEOs for the 2008 fiscal year.

Executive Benefit or Perquisite	Description
Physical Examination	• Annual reimbursement not to exceed $3,000

Mirror Savings and Pension Plan

•      Nonqualified ERISA excess benefit plans intended to restore benefits limited by law under the tax-qualified savings and pension plans

•      Executives may also elect to defer up to 25% of base salary and annual bonus, subject to the same investment alternatives (with the exception of the Ecolab Stock Fund) and returns as under the tax-qualified savings plan

Supplemental Executive Retirement Plan	• Maximum annual benefit of 60% of highest five consecutive years of base salary and annual bonus (offset by other qualified and nonqualified pension benefits) • Provides past service credit

Post-Retirement Death Benefit	• Two times final average pay

Executive Life, Accidental Death and Dismemberment and Business Travel Accident Insurance	• Each are three times annual compensation for the preceding year

Long-Term Disability Insurance	• 60% of compensation, less the amount of the qualified benefit

Company Automobile	• Allowance to replace prior executive company automobile lease program at same value

Financial Counseling

•      Up to five percent of base salary plus unused amounts for the prior two years for principal executive officer

•      Up to three percent of base salary plus unused amounts for the prior two years for other named executive officers

Club Memberships	• Limited to principal executive officer

Private Aircraft Usage	• Limited to principal executive officer
(Not used in 2007)

Spousal Travel	• Only when related to a business purpose